                                  SCHEDULE 14C
                              INFORMATION STATEMENT

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [_]
Check  the  appropriate  box:

[X]  Preliminary  Information  Statement
[_]  Confidential  for  use  of  the  Commission  Only  (as  permitted  by  Rule
     14c-5(d)(2))
[ ]  Definitive  Information  Statement



                     FIRST INDIA DIVERSIFIED HOLDINGS, INC.
                                 ---------------
                (Name of Registrant as Specified In Its Charter)


Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]  No  fee  required.
[_]  Fee  computed  on  table  below  per  Exchange Act Rules 14c-5(g) and 0-11.
     (1)  Title  of  each class of securities to which transaction applies:  N/A
     (2)  Aggregate  number  of  securities  to  which  transaction applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
     (4)  Proposed  maximum  aggregate  value  of  transaction:  N/A
     (5)  Total  fee  paid:  N/A

[_]  Fee  paid  previously  with  preliminary  materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.
     (1)  Amount  Previously  Paid:  N/A
     (2)  Form,  Schedule  or  Registration  Statement  No.:  N/A
     (3)  Filing  Party:  N/A
     (4)  Date  Filed:  N/A

                     FIRST INDIA DIVERSIFIED HOLDINGS, INC.
                                400 Grove Street
                          Glen Rock, New Jersey  07452
                                 (201) 445-7399



                              INFORMATION STATEMENT


We  are  not  asking  you  for a proxy and you are not requested to send a proxy

Approximate  date  of  mailing  of  this  Information  Statement: March 14, 2003

TO  ALL  STOCKHOLDERS:

NOTICE is hereby given that FIRST INDIA DIVERSIFIED HOLDINGS, INC., ("we", "us" or the "Company") will take the following actions pursuant to written consent of a majority of our stockholders:

To acquire an operating business, Cell Bio-Systems, Inc., is a Delaware Corporation based in San Diego, California. Cell Bio-Systems has proprietary products for the tissue management industry. The target company is described in more detail below.

Stockholder of Records on the close of business on March 14, 2003, are entitled to notice of the foregoing.

The Company will pay all costs of preparing, printing and mailing this Information Statement.

THIS  IS  NOT  A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING
WILL  BE  HELD  TO  CONSIDER  ANY  MATTER  DESCRIBED  HEREIN.



Date:  March  14,  2003          /s/  Simon  Thurlow
                                 ---------------------
                                 Simon  Thurlow,  President

                                TABLE OF CONTENTS


INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
QUESTIONS  AND  ANSWERS  ABOUT  THIS  INFORMATION  STATEMENT . . .  2
VOTING  SECURITIES  AND  PRINCIPAL  HOLDERS  THEREOF . . . . . . .  4
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS . . . . . . .  4
SECURITY  OWNERSHIP  OF  MANAGEMENT . . . . . . . . . . . . . . .   4
STOCKHOLDER  ACTION . . . . . . . . . . . . . . . . . . . . . . .   5
ADDITIONAL  INFORMATION . . . . . . . . . . . . . . . . . . . . .  11






                                  INTRODUCTION


This Information Statement is being furnished by the board of directors of FIRST INDIA DIVERSIFIED HOLDINGS, INC., ("we", "us" or the "Company"), to stockholder in connection with actions taken by certain stockholders holding a majority of the outstanding shares of the Company by written consent without a meeting pursuant to The Business Corporation Law of the State of New York.


QUESTIONS  AND  ANSWERS  ABOUT  THIS  INFORMATION

Q.   Who  is  entitled  to  receive  this  Information  Statement?

A. All record holders of our common stock as of the close of business on March 14, 2003, are entitled to receive this Information Statement. On that day, approximately 61,000,000 shares of common stock were issued and outstanding and eligible to receive this Information Statement.


Q.   Why  is  the  Company  sending  me  this  Information  Statement?

A. The Securities and Exchange Commission requires the Company to notify you of actions taken by stockholders without a meeting. In this case, the Board of Directors has approved, and the majority of stockholders have approved and ratified by written consent, the entering into of a transaction to acquire Cell Bio-Systems, Inc., a Delaware Corporation, based in San Diego, California.

Q.   Why  is  the  Company  taking  this  action?

A. We are entering into this transaction to acquire an operating business, since the Company currently has no operations. It is anticipated that the acquisition of this business will allow the shareholders to increase the value of their shares.


Q.   Will  the  Company  change  its  name  and  take  any  other  actions?

A. We anticipate that upon the effectiveness of the transaction, for which no date has yet been set, the Company will be changing our name to better reflect the recent change in our business model. It is also possible that the Company may declare a reverse split of the shares of common stock at time the transaction is completed, or shortly thereafter.


Q.   What  am  I  required  to  do?

A.   Nothing.  We  are  providing  you  with  information about our name change.


Q.   Should  I  send  my  stock  certificates  now?

A. No. After the transaction and any other actions, including the name change is completed, you may at your option and your expense send in your stock certificates to the Company's transfer agent for new certificates reflecting the name change. You are not required to exchange your stock certificates if you do not wish to incur the expense.


Q.   Am  I  entitled  to  dissenter's  rights?

A. No. The New York Revised Statutes does not provide for dissenter's rights in connection with the acquisition of assets or a name change.


Q.   What  interests  in  the  name  change  do  the members of management have?

A. No director, executive officer, nominee for election as a director, associate of any director, nominee for election as an executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment which is not shared by all other stockholders.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the record date, our authorized capitalization consisted of 100,000,000 shares of common stock. As of the record date, there were 61,000,000 shares of common stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of common stock entitles the holder to one vote on each matter submitted to the shareholder.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows, with respect to each person or entity known to the Company to be the beneficial owner of more than 5% of the Company's common stock (other than as set forth in the "Security Ownership of Management" table below),
(1) the number of shares of common stock so owned, and (2) the percentage of all shares outstanding represented by such ownership (based upon the number of shares outstanding as of March 14, 2003).

Shareholder*                                 Number          Percentage
--------------------------------------------------------------------------------
VirtuCon,  Inc.     (1)                    51,000,000          83.6%
     C/o  Michael  S.  Krome,  P.C.
     8  Teak  Court,  Lake  Grove,  NY  11755

Directors  and  Officers  as  a  group:  51,000,000  shares

*     Address  of  shareholder  is  c/o  the Company, unless otherwise indicated

     (1) For the Purpose of control, Simon Thurlow, President and Director is the control person of VirtuCon, Inc. under an five year agreement with Roger Fidler



                        SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership as of March 3, 2003, of the common stock of the Company by each director who owns shares, by the director nominees, all executive officers, and all directors and executive officers as a group. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given. The address for all of the executive officers and directors is the address of the Company's principal executive offices, which are located at 400 Grove Street, Glen Rock, New Jersey 07452 (201) 445-7399.

Shareholder*                         Number          Percentage
--------------------------------------------------------------------------------
Simon  Thirlow  (1)                    (3)               (3)

Roger  Fidler   (1)                    (3)               (3)

Directors  and  Officers  as  a  group:  51,000,000  shares

*     Address  of  shareholder  is  c/o  the Company, unless otherwise indicated
(1)  Officer  and/or  Director  of  the  Company
(2) The term "beneficial owner" refers to both the power of investment (the right to buy and sell) and rights of ownership (the right to received distributions from the company and proceeds from sales of the shares). Inasmuch as these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.
(3) Simon Thurlow, President and Director is the control person of VirtuCon, Inc. under an five year agreement with Roger Fidler. VirtuCon, Inc., is the owner of 51,000,000 shares of common stock of the Company, reflecting 83% of the issued and outstanding shares.



                              ACQUISITION OF ASSETS

The Company has entered onto discussions to acquire Cell Bio-Systems, Inc., is a Delaware Corporation based in San Diego, California. Cell Bio-Systems has proprietary products for the tissue management industry. Cell Bio-Systems has relationships with outside vendors to produce its product components and does no manufacturing in-house. Its in-house operations consist of sales, marketing, distribution, administration, product development, assembly and quality control.

THE  PRODUCTS  AND  THE  MARKETS
The nucleus of Cell Bio-Systems' products are its' proprietary tissue management Bio-Devices, used in both cosmetic and therapeutic procedures such as fat transplantation, liposuction, tissue biopsy, bone marrow transplantation and other soft tissue transplantation. These ingenious Bio-Devices integrate biotechnology with better device designs to improve the outcomes of tissue management procedures. Cell Bio-Systems accomplishes this by developing technologies that increase cell survivability, decrease tissue and patient trauma, maximize the capabilities of current products, decrease risks of contamination, and increase the ease at which the procedures can be performed.

THE  PRODUCTS
     The Cell Bio-Systems syringe adapter allows for safe harvesting of large volumes of tissue with large syringes.
     Cell Bio-Systems' technology is designed to increase cell survivability by up to 30%, by altering the surface technology of the needles.
     The proprietary syringe locking system eliminates the problems inherent in the traditional, universally-used luer lock syringes, widely known to leak, wobble and even break, risking contamination.
     Cell Bio-Systems' wide end syringe increases the aperture of luer lock syringes while maintaining a secure, leak-proof fit making it faster and easier to harvest viscous tissue.
     Cell Bio-Systems' universal syringe locking system holds the syringe plunger back thus maintaining vacuum and freeing up the surgeon's hand. This device makes tissue harvesting easier to perform and is designed to work with virtually all brands of syringes used worldwide.

These developments by Cell Bio-Systems allow biopsy and tissue transplantation procedures to be done more accurately (more viable cells), more quickly and with less trauma to the patient and surrounding cells. Cell Bio-Systems plans to capture approximately 3% of this $5 billion market within 3 years from product introduction.

THE  OPPORTUNITY  -  TISSUE  MANAGEMENT
Tissue  management  is fast becoming a critical tool in managing patient health.
Tissue management involves harvesting cells from one area and, in some cases, inserting them in a different area. Over 2.5 million tissue transfer procedures are completed every year, including biopsies, bone marrow transplants, reconstructive and cosmetic surgeries.
There  are  two  critical  success  factors  for  tissue  management procedures:
     Cell  Viability
     Risk  of  Cross  Contamination

These issues are closely linked to the cannula, the instrument used in these procedures. A cannula looks like an aggressive version of a large syringe and needle. The vast majority of cannulas in use today are stainless steel. We tend to think of stainless steel as polished and smooth, but at a cellular level, the microscopic surface of stainless steel is porous, jagged and highly dangerous to
cell  tissue.   Studies  have  found  that  even  after  autoclaving,  tubular instruments can still have residual tissue, creating risk of cross contamination.

This is such a significant issue that there are companies today differentiating themselves by inventing special coatings and preparations to reduce cell damage during tissue extractions.

These risks have drawn the attention of OSHA and FDA regulation-it is likely that reusing instruments like those used in fat transfer and liposuction procedures will not be allowed in the near future.

The Company is currently unaware of any manufacturer producing disposable cannulas that meet the demanding industry requirements for tissue management
procedures.   CELL  BIO-SYSTEMS  aims  to  change  that.

With proprietary and patentable technologies, a talented and proven management team, and a rapidly expanding market, Cell Bio Systems will establish itself as the leading provider of sterile disposable cannulas.

Cell Bio-Systems seeks tiered funding of approximately $3.25 million, to produce and market sterile disposable cannulas and accessories. Their cost will be approximately per kit, with a 70% profit margin. It is estimated that this market niche could easily be $5 billion per year:
     There were over 1.7 million LIPOSUCTION AND FAT TRANSFER worldwide procedures in 1999, resulting in an $3.4 billion market. These procedures typically require two cannulas, for a potential target of 8.5 million disposables.

     NEEDLE BIOPSY is a $4 billion market of almost 2 million procedures. Each procedure uses two cannulas, requiring over 4 million disposables.
     BONE MARROW TRANSPLANTS are a smaller segment of $3.2 billion with 180,000 procedures. Transplanting bone marrow involves the use of at least eight cannulas per transplant site, requiring 1.4 million devices.
     STEM CELL research is a recent growth segment, with over 400,000 harvests taken in 2001. Each harvest uses two cannulas, resulting in a demand for 800,000 devices.
With a total demand of almost 14 million devices, even a modest capture of 1% at $100 per kit results in a $100 million company. However, with the coming FDA regulation, the demand will be closer to 60%, or 5.76 million devices - roughly a $5 billion market.
Given the absence of viable competition and the imminent demand, we project that there will be significant trophy value in establishing the first brand in this space.

COSMETIC  SURGERY  -  FAT  TRANSFER  AND  LIPOSUCTION
The cosmetic surgery segment of Cell Bio-Systems' total target market has great potential. Liposuction and fat transfer procedures grew 28% last year to approximately 2.5 million cases. Cell Bio-Systems' technology that increases cell survivability is expected to escalate the growth rate of the fat transfer market.

The first full year liposuction procedures were performed in the US was 1983 and they accounted for over one billion dollars in new cosmetic surgery fees. In fact, if liposuction had been a stand-alone, start-up company in 1983, it would have been classified as one of the fastest growing companies of its time. Since 1983, liposuction has been the number one cosmetic surgery procedure in the US every year. Recently, the ratio of liposuction procedures to other cosmetic surgery procedures has actually increased. This is attributed partially to the aging baby boomer generation, generally lower surgery fees and easier financing options.

Another factor is drawing more patients to body sculpting surgery. That is the improved results obtainable with fat transfer procedures, largely due to the development of better instrumentation like the Cell Bio-Systems syringe system. Today, nearly every surgeon performing liposuction is also doing fat transfer procedures on a regular basis.

According  to  Dr.  Frode  Samdal
 of Oslo, Norway, more than 500,000 US patients had liposuction procedures in 1994. His survey results projected liposuction procedures would grow at a rate of 20% annually.

Although body sculpting procedures are expected to generate over $2.3 billion in surgery fees for US surgeons this year, there have been no major companies leading this industry. Their new and growing interest in this industry is due to the FDA's recent re-classification of liposuction devices from Class III to a Class II. In layman's terms, this means that the FDA no longer considers devices sold and used for liposuction and body sculpting procedures experimental. This re-classification removes enormous regulatory barriers from


-----------------------------
1 Statistics from Dr. Samdal's survey of the number of liposuction procedures performed annually published in 1994, Dept of Pl Surg and Inst for Surg Research, Rikshospitalet, The Nat Hosp, Unv. of Oslo, Norway.

manufacturers of these devices. Today, the US body sculpting device market is peppered with 10-15 small companies. Since the re-classification by the FDA the large companies are taking steps to dominate the market. For example, Mentor Corporation (MNTR), a public medical device company that is in the breast implant industry, purchased a patent for an internal ultrasonic liposuction and also bought a small liposuction company, Byron Medical, in 1998.

In addition, MicroAire, a Marmon Group company, recently entered the liposuction market with a power cannula device and is considering acquisitions in the liposuction industry. Snowden Pencer (owned by Genzyme) has introduced a few liposuction devices of their own and has inquired of some the smaller liposuction companies for possible acquisition.

Cell Bio-Systems believes that it can position itself favorably for acquisition within 2-3 years of funding, by developing the most valuable and comprehensive portfolio of proprietary products, strengthening the Cell Bio-Systems brand name in body sculpting and by showing significant revenue growth.

Regulatory  Issues

Broad authority to control the distribution and sales of medical products in the US has been granted to the Food and Drug Administration (FDA), under the federal Food, Drug and Cosmetic Act (the FDC Act) and the Public Health Service Act (PHS
Act). Exercising its authority under these statutes, the FDA has adopted a complex set of regulations that control virtually every aspect of the development and marketing of a medical product.

In manufacturing and marketing its products, a company must comply with FDA regulations, and is subject to record keeping requirements and inspections. Under current regulations, every medical product is classifiable as a device, drug, biological product or a combination product. Cell Bio-Systems' current products are classified by the FDA as medical devices and are governed by pre-market clearance regulations 510(k) notifications. Under 501(k) notification, Cell Bio-Systems' products are classified as Class II devices and are considered "substantially equivalent" to legally marketed devices.

MARKETING  STRATEGY

Cell Bio-Systems's management team has extensive experience in successful marketing to the medical device industry and specifically in the cosmetic surgery marketplace. With minimal funding, Cell Bio-Systems believes that it will effectively position itself as the leader in disposable syringe instrumentation for body sculpting and fat transfer technology. With expanded funding, Cell Bio-Systems plans to capture an even larger section of the availible $5 billion a year market.

In addition, Cell Bio-Systems will advertise in surgical trade journals, exhibit at domestic and international trade shows and use telemarketing to increase company recognition and generate revenues. The completion of Cell Bio-Systems' interactive web site will enhance its marketing via interactive and streaming video showing new surgical techniques. Cell Bio-Systems will also employ fax broadcast and direct mail to further boost customer contacts.

Cell Bio-Systems further plans to use direct consumer marketing and public relations to educate the public on the safety benefits of the company's new products.


If the transaction is completed, it is anticipated that the following individuals would be appointed to the Board of Directors of the Company.

CELL  BIO-SYSTEMS'  MANAGEMENT  TEAM:
Marc  Pilkington  (47),  Co-Founder,  Director,  President  and  CEO
Mr. Pilkington comes to Cell Bio-Systems after several years as the President of Tulip Medical. He has a long history of building profitable operations with Tulip, Cell Source and McDonnell Douglas Helicopter. Mr. Pilkington also has several key proprietary designs and one approved patent for the specific bio-devices that Cell Bio-Systems intends on defining. His contacts within the industry and across multiple vendors will allow CBS to focus on product development and marketing.

Professional  Experience:
     CEO-Cell  Bio-Systems,  Inc.
     President and COO - Tulip Medical, Inc., a bio-device manufacturer (including cannulas for tissue management)
     Vice  President  and  COO  -  Cell  Source,  a  medical  products  company
     Vice President and COO-The Tulip Company, a medical products manufacturer (including post surgical garments)
     Senior Engineer / Production Operations - McDonnell Douglas Helicopter, a manufacturer of various aeronautical equipment including helicopters

Education

BS (Professional  Aeronautics:  1989)-Embry  Riddle  Aeronautical  University


David  R.  Koos  (44),  Co-Founder,  Director  and  CFO
Mr. Koos has been involved with investment banking, venture capital, and investor relations for the past 20 years. He has worked with several major Wall Street investment banks, and was a Vice President of Investments with Sutro & Co., Everen Securities, and Dean Witter. Mr. Koos is also the Founder and President of Venture Bridge, Inc. (a public company).

Professional  Experience:

     Co-Founder,  Director  and  CFO,  Cell  Bio-Systems,  Inc.
     President  of  Venture  Bridge,  Inc.
     Extensive involvement with Initial Public Offerings, Secondary Offerings, and Private Placements
     NASD Series 7 (General Securities), Series 24 (Securities Principal), Series 63 (State Registrations) and Series 65 (Investment Advisor)

EDUCATION

M.A. - University of California, Riverside (Economic Organizations / Institutions - Dept. of Sociology: 1983)



ADVISORY  BOARD:

Cell Bio-Systems has convened an Advisory Board to guide the company through the product development and marketing initiatives. The Advisory Board combines both medical practitioners and industrial design professionals, allowing the company to evaluate all the relevant aspects of it products.


VENTURE  BRIDGE:  INCUBATION  AND  GUIDANCE  FOR  CELL  BIO-SYSTEMS

Prior to this transaction, Cell Bio-Systems, Inc. was wholly owned by Venture Bridge, Inc., a bio-technology related holding company. Venture Bridge, Inc. provides guidance, strategic management, and fund control for Cell Bio-Systems. Part of Venture Bridge's role is to identify strategic partnerships and alliances that will facilitate the profitability of Cell Bio-Systems.




                         RELOCATION OF CORPORATE OFFICES

     The Company has relocated its Office, pending the completion of the transaction contained herein, to the office of Roger Fidler, Esq., the Secretary of the Registrant, located at 400 Grove Street, Glen Rock, New Jersey 07452. The phone number is (201) 445-7399. The space occupied is sufficient for the current needs of the Registrant. The Registrant is not charged rent currently.

                             ADDITIONAL INFORMATION

You may access additional information regarding the Company, including all reports filed with the Securities and Exchange Commission, through the Securities and Exchange Commission's EDGAR archives at www.sec.gov.

BY  ORDER  OF  THE  BOARD  OF  DIRECTORS


/s/  Simon  Thurlow
---------------------------------------
Simon Thurlow, Chairman of the Board and President

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